                                                                   EXHIBIT 10.12

**INDICATES INFORMATION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. ASTERISKS APPEAR ON PAGE 4 OF THIS EXHIBIT.

SERVICE ORDER                                                           CORSERV
--------------------------------------------------------------------------------

This Service Order ("Order") is subject to the terms and conditions agreed between ebaseOne and Client in the Application Services Provision Agreement, and all Amendments, Exhibits, and related Service Orders between Client and ebaseOne (collectively "ASPA"). This Order constitutes an amendment to the ASPA under which ebaseOne will provide Services to Client in exchange for the consideration detailed below. All capitalized definitions retain the meaning ascribed to them in the ASPA, unless specifically set forth in this Order. This Order is effective from the last date accompanying the signatures below. The date on which Services are first available to Client ("Service Start Date") serves as the date all Terms are calculated from.

1.0   DESCRIPTION OF SERVICES
--------------------------------------------------------------------------------
ebaseOne will provide the following specific services to Client:

-------------------------------------------------------------------------------------------------------------------
TITLE                                                             DESCRIPTION
-------------------------------------------------------------------------------------------------------------------
Connectivity                Non dedicated internet connectivity 512kbs, Citrix, Firewall
-------------------------------------------------------------------------------------------------------------------
Hosting                     1 HP NT server w/512MB RAM, 18GB RAID-1 storage
-------------------------------------------------------------------------------------------------------------------
Support                     OneCare
-------------------------------------------------------------------------------------------------------------------
SLAOne                      Service commitments without credits
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

2.0   TERM
--------------------------------------------------------------------------------
This Order shall remain in effect for two (2) years from the Service Start Date ("Order Initial Term") and, unless terminated in accordance with the ASPA, shall automatically be renewed thereafter on each anniversary of the Service Start Date for subsequent periods of one (1) year ("Order Renewal Term") (unless specifically designated, the "Order Initial Term" and the "Order Renewal Term(s)" are collectively referred to as the "Order Term"). No later than ninety
(90) days prior to the expiration of any Order Term, either party shall give written notice to the other if it will not renew the Order. After provision of such notice, the Services will discontinue and this Order will be complete effective on the expiration of the current Term.

3.0  METHODS
--------------------------------------------------------------------------------
ebaseOne will use industry standard practices to provide the Services. While Client will determine the Services, and the level at which the Services are provided, all decisions on how to provide the Services are at the sole discretion of ebaseOne.

4.0  SERVICE HOURS
--------------------------------------------------------------------------------
There are two types of Service Hours defined for this Order, Application Availability Hours, and Support Hours. Application Availability Hours define the time of day during which ebaseOne makes the Services available to

Client. Support Hours define the time during which telephone support is available from ebaseOne to Client points of contact.

Service Hours generally available from ebaseOne for the Services defined above are:

------------------------------------------------------------------------------------------------------------------------
                                  ONECARE(TM) *                  ONECARE PLUS(TM) *             ONECARE PLATINUM(TM) *
------------------------------------------------------------------------------------------------------------------------
Availability Hours                   7am - 7 pm                        7am - 7pm                      24 hrs/day
                                  365 days/year                      7 days/week                     7 days/week
------------------------------------------------------------------------------------------------------------------------
Support Hours                         7am - 7pm                        7am - 7pm                      24 hrs/day
                          Monday through Friday                      7 days/week                     7 days/week
                    Excluding ebaseOne observed
                                       Holidays
------------------------------------------------------------------------------------------------------------------------

*All planned Downtime under the OneCare(TM) and OneCare Plus(TM) plans is scheduled outside of the daily Application Availability Service Hours. Planned Downtime under the OneCare Platinum plans is scheduled sometime during the Application Availability Service Hours in such a way as to minimize the impact on Client operations.

Service Hours defined for this Order are:  ONECARE(TM)

Client may, upon provision of sixty (60) days notice to ebaseOne, increase the Service Hours to a higher level. The price for support will be increased to the higher level effective from the first day of the new Service Hours.


5.0  SERVICE LEVELS
--------------------------------------------------------------------------------
ebaseOne commits to maintaining Service Levels in two primary areas:
Availability and Performance.  Each primary area is measured using standard
ebaseOne metrics in place at the time of measurement.   A variety of factors,
including Client's Application, access method, redundancy, and maintenance of the CA-C all impact ebaseOne's Service Level commitments.

ebaseOne will apply ebaseOne standard metrics to the Services, and set acceptable Availability and Performance levels of Service. The Service Levels established will be the standard by which Availability and Performance are measured. Any substantial change in the CA-C or CA-E may cause the baseline measurements to become unreliable. Such changes include, without limitation, operating system revisions in the CA-C or CA-E, installation of applications in the CA-C unrelated to the Services, addition of more computers to the CA-C, or Application revisions. Upon such change, and at the written request of ebaseOne or Client, ebaseOne will create a new Service Level baseline ("re-baseline") for the revised environment within a mutually agreed timeframe. Upon completion of re-baselining, the new baseline will replace the previous baseline for further measurements.


6.0  UPGRADE FREQUENCY
--------------------------------------------------------------------------------
An Upgrade is defined as a modification or replacement of Software, Hardware or Networks designed to add functionality, increase performance, and/or resolve problems. ebaseOne and Client agree to Upgrade the Services as necessary to provide a stable, effective, economical environment. If ebaseOne makes the determination to implement the Upgrade, ebaseOne will work with Client to install the Upgrade in a reasonable, timely fashion. Client agrees to be guided by ebaseOne's determination as regards Upgrades, and provide all cooperation reasonably necessary to install the Upgrade.

7.0  RESPONSIBILITIES
--------------------------------------------------------------------------------
7.1  EBASEONE
1. ebaseOne will make best efforts to provide the Services in a professional and workmanlike fashion.
2. ebaseOne will notify Client's Manager of planned Downtime within the CA-E no less than 48 hours in advance.

7.2  CLIENT

1. Client will manage and maintain all Hardware, Software, Networks and other services within the CA-C necessary for the provision of Services by ebaseOne.
2. Client will establish policies for End User training, Trouble reporting, Internet access, and other areas as necessary to ensure appropriate use of the Services.
3. Client will work in good faith with ebaseOne to provide information and assistance as necessary to maintain the Services and resolve Trouble.
4. Client will maintain on-site staff to provide computer, network or server support and management within the CA-C.
5. Client will maintain security of systems and networks within the CA-C in accordance with standard industry practice.
6. Client will make workspace, telephone, data, and environmental resources available to the staff and sub-contractors of ebaseOne as reasonably necessary for those individuals to perform work while on the Client's site.

7. Client will provide any required help desk services directly to End-Users regarding usage of the Applications and/or Services.

7.3  SHARED
1. Both Parties agree to appoint qualified staff to the position of Manager as necessary to meet their obligations under this Order.
2. Both Parties accept that failures by other parties outside both the CA-C and CA-E may result in Trouble beyond the control of either Party.

8.0  CONTROL AREAS
--------------------------------------------------------------------------------
8.1 For the purpose of this Service Order, the Control Area for ebaseOne ("CA-E") is defined as:
     The ebaseOne Enterprise Application Center (EAC).

8.2 For the purpose of this Service Order, the Control Area for The Client ("CA-C") is defined as:
     The Client's site, computers and local network, and the site computers and the local computers of the client's customers.

9.0  INCENTIVES/REMEDIES
--------------------------------------------------------------------------------

9.1  SLAONE

"Availability Trouble" is defined as any instance where the Services are NOT available for 15 consecutive minutes or more due to Trouble arising within the CA-E. Problems of any duration will not have Remedy Credits. ebaseOne will, however, make best efforts to resolve the problem.

9.2  SLAONE PLUS

"Availability Trouble" is defined as any instance where the Services are NOT available for 15 consecutive minutes or more due to Trouble arising within the CA-E. A Problem of 15 to 60 consecutive minutes in duration will have a ONE HOUR Remedy Credit per affected End User. A Problem with a duration greater than 60 consecutive minutes will have a ONE DAY Remedy Credit per affected End User.

A Client can receive a maximum of FIVE (5) Days of Remedy Credits per affected End User in any single Billing Period.

9.3  SLAONE PLATINUM

"Availability Trouble" is defined as any instance where the Services are NOT available for 5 consecutive minutes or more due to Trouble arising within the CA-E. A Problem of 5 to 60 consecutive minutes in duration will have a ONE HOUR Remedy Credit per affected End User. A Problem with a duration greater than 60 consecutive minutes will have a ONE DAY Remedy Credit per affected End User. OneSafe redundancy and a redundant connection to the EAC is required to implement the SLAOne Platinum option.

A Client can receive a maximum of FIVE (5) Days of Remedy Credits per affected End User in any single Billing Period.

9.4  SOLE AND EXCLUSIVE REMEDY
THE ABOVE STATED REMEDIES ARE THE SOLE AND EXCLUSIVE REMEDY TO CLIENT FOR ANY FAILURE BY EBASEONE TO PROVIDE SERVICES AS AGREED IN THE ASPA.

10.0      Cost
-------------------------------------------------------------------------------
Client agrees to pay ebaseOne the following amounts in accordance with the ASPA.

10.1      MONTHLY COSTS         $** FOR 5 USERS MAXIMUM, $** PER ADDITIONAL USER

10.2      ANNUAL COSTS          **

10.3      FIXED/PROJECT COSTS   N/A

10.4  COST INCREASES
On the anniversary of any Term (based on the Service Start Date), ebaseOne may increase the Monthly Costs. Such increase will be subject to the following terms:
(a) ebaseOne will provide Client with sixty (60) days advance notice of such increase; and,
(b)  the increase will not exceed **% of the rate currently paid by Client; and,
(c) the increased cost will not exceed then current ebaseOne List Prices (if applicable) for the Services.

11.0  EXECUTION
-------------------------------------------------------------------------------
By signatures below, the individuals represent and warrant that they are an officer authorized to bind the stated principle in the amount(s) indicated above.

EBASEONE CORPORATION ("EBASEONE")                   PAPERCHASER.COM, INC. ("CLIENT")

By: //s// John Czapko                               By: //s// Lee Solomon
--------------------------------------------       ---------------------------------
(Signature)                                         (Signature)

John Czapko                                         Lee Solomon
--------------------------------------------       ---------------------------------
Name (Type or Print)                                Name (Type or Print)

Vice President, Commercial Hosting Services         President/CEO
--------------------------------------------       ---------------------------------
Title                                               Title

1/14/00                                                              1/13/00
--------------------------------------------       ---------------------------------
Date                                               Date

APPLICATION SERVICE PROVISION AGREEMENT

This Application Service Provision Agreement ("ASPA") is made by and between ebaseOne Corporation (hereinafter referred to as "ebaseOne"), a Delaware corporation, and Paperchaser.com, Inc. (hereinafter referred to as "Customer"), a Texas corporation.

ebaseOne provides Services generally referred to as Application Service Provisions, which includes network access, remote system management, data center management, application support, training and other consulting services (collectively "Services"). Customer wishes to make use of the Services provided by ebaseOne; and ebaseOne and Customer agree that ebaseOne shall provide Services as detailed in mutually agreed Service Orders. By signatures below, ebaseOne and Customer agree that this ASPA, including all Service Orders, shall govern the provision of Services by ebaseOne to Customer. The Effective Date of this ASPA is the date of Customer's signature in "Execution" below.

1.0  GENERAL PROVISIONS

1.1  DEFINITIONS

Application Software/1/       Any Data entry, update, query, monitoring or
("Application")               report Software that processes Data for the user.
                              It includes generic productivity Software
                              (spreadsheets, word processors, database programs,
                              etc.) as well as custom and packaged programs for
                              sales force automation, production control,
                              purchasing, payroll, billing, inventory and other
                              purposes.
 -----------------------------------------------------------------------------
Control Area - Customer       Operations, staff, processes, Hardware, Software
("CA-C")                      and services of Customer and any third-party
                              contractors, partners or agents of Customer
                              utilized in performance of Customer
                              responsibilities under this ASPA.
 -----------------------------------------------------------------------------
Data/1/                       Raw facts and figures, such as orders and
                              payments, which are processed into `information',
                              such as balance due and quantity on hand. For
                              purposes of this ASPA, the term Data includes
                              `information'.
------------------------------------------------------------------------------
Control Area - ebaseOne       Operations, staff, processes, Hardware, Software
("CA-E")                      and services of ebaseOne and agents of ebaseOne
                              utilized in performance of ebaseOne
                              responsibilities under this ASPA.
------------------------------------------------------------------------------
Hardware/1/                   Machinery and equipment (CPU, storage, modems,
                              routers, switches cables, etc.) comprising a
                              computer system.
------------------------------------------------------------------------------
Independent Software Vendor   See Publisher (also ISV)
------------------------------------------------------------------------------
Network/1/                    An arrangement of interconnected Hardware and
                              Software, including the transmission channels
                              interconnecting all Hardware as well as all
                              supporting Hardware and Software.
------------------------------------------------------------------------------
Publisher                     An individual or entity owning the source code
                              of Software, and/or with the right to license
                              object code Software to others. Publishers are the
                              licensors of Software, often with extensive
                              control over its use, dissemination and
                              modification. (Also called ISV)
------------------------------------------------------------------------------
Service Order (SO)            A document which obligates Customer and ebaseOne
                              to performance of defined Services for a specific
                              term, at a certain service level and price.
------------------------------------------------------------------------------
Services                      Any operations, consulting, training, access,
                              hosting or development conducted by ebaseOne for Customer. Services are broadly defined in an applicable Service Order, and are conducted in accordance with ebaseOne standard procedures, industry knowledge, and best practices.

 ------------------------------------------------------------------------------
Software/1/                   Used or associated with and usually contrasted
                              with computer Hardware. A set of programs,
                              procedures, and related documentation associated
                              with a system and especially a computer system;
                              specifically computer programs. Includes
                              Applications and System Software.
------------------------------------------------------------------------------
Systems Software              Software that monitors, controls, maintains or
                              repairs a computer system or Network.
                              Distinguished from Application Software in that
                              Systems Software indirectly supports the user by
                              providing Data backup, performance monitoring,
                              security protection, and other functions normally
                              invisible to the user.
------------------------------------------------------------------------------
/1/ Definition based on text that is (C) 1981-1999 The Computer Language
    Company Inc.

1.2  SCOPE OF AGREEMENT

This ASPA serves as a basis for provision of Services by ebaseOne. ebaseOne shall not begin any specific work without a properly executed Service Order obligating Customer funds and specific ebaseOne Services.

1.3  TERM OF AGREEMENT

This ASPA shall remain in effect for an initial term of three (3) years from the Effective Date ("Initial Term") and, unless terminated in accordance with this ASPA, shall automatically be renewed thereafter on each anniversary of the Effective Date for subsequent periods of three (3) years ("Renewal Term(s)") (unless specifically designated, the "Initial Term" and the "Renewal Term(s)" are collectively referred to as the "Term"). Either Party may terminate this ASPA solely in accordance with the provisions provided in this ASPA. Notwithstanding anything to the contrary contained in this ASPA, the Term of the ASPA is automatically extended to the latest expiration date of any Service Order issued under the ASPA.

1.4  SCOPE OF SERVICES

ebaseOne offers Services that include: Network connectivity, Internet access, remote Application hosting/management, provision of access to Applications by customers, server management, access issue resolution, Application help desk support, training, other Internet hosting/backup, and off-site call center services to support Customer access to the Applications. By signature on each Service Order, Customer and ebaseOne agree to be bound by the terms of this ASPA.

ebaseOne shall make commercially reasonable efforts to satisfy any Customer requested or initiated changes to the original scope of the Services, including changes to the Customer Control Area which materially impact the Services. Customer acknowledges and shall recognize ebaseOne's right to charge additional amounts for such changes, provided such additional charges are reasonable and mutually agreed by both parties.

If any Services are to be delivered or activated within a specified time period and Customer subsequently requests that ebaseOne reduce such period, and ebaseOne in its sole discretion agrees to comply with such request, ebaseOne shall have the right to assert reasonable additional charges to cover any additional personnel costs and other costs and expenses which ebaseOne incurs in accommodating such change.

1.5  RELATIONSHIP OF PARTIES

ebaseOne is an independent contractor and is not an employee, agent, servant, partner or joint venturer of Customer. Customer shall determine the Services to be provided by ebaseOne, but ebaseOne shall have sole control over the means by which it provides those Services.

ebaseOne shall pay all wages, salaries, and other amounts due its employees in connection with this ASPA and shall be responsible for all reports and obligations respecting them relating to social security, income tax withholding, unemployment compensation, workers' compensation, and similar matters.

1.6  THIRD-PARTY AGREEMENTS

Customer warrants and represents that it is aware that all Software used by Customer under this ASPA is subject to a software license agreement between ebaseOne and the Publisher. Customer specifically agrees to be bound by all terms of any such software license agreement. ebaseOne agrees to make available upon written request by Customer copies of any applicable software license agreement.

In fulfilling this contract, both Parties may rely upon other parties (e.g. Publishers, Telecommunications Providers) that are not signatories to this ASPA. ebaseOne and Customer agree that if ebaseOne contracts with other parties to provide any Services hereunder, that all communications from Customer will be directed to ebaseOne, and that ebaseOne is responsible for satisfactory performance of such other parties. This responsibility is included in the definition of "Control Area- ebaseOne" or "CA-E" for purposes of this ASPA. ebaseOne and Customer also agree that if Customer contracts with other parties, that all communications from ebaseOne will be directed to Customer, and that Customer accepts responsibility for performance by such other parties. This responsibility is included in the definition of "Control Area -Customer" or "CA-C" for purposes of this ASPA.

ebaseOne shall procure, maintain, and observe all relevant regulatory, administrative, and governmental licenses, waivers, consents, registrations and approvals (collectively "Approvals") necessary for ebaseOne to provide the Services and for Customer to make use of the same. The Parties recognize that certain Approvals and commercial/software licenses can only be obtained by Customer or relate solely to Customer's ability to make use of the Services. In such instances, Customer shall obtain the necessary Approvals and commercial licenses at Customer's expense.

Each Party shall indemnify and hold the other harmless from and against all claims, costs, liabilities and expenses they may suffer as a result of a Party failing to observe its obligations pursuant to any applicable software license agreement or pursuant to this Article.

1.7  STAFF

Unless expressly stated to the contrary in writing, nothing contained in this ASPA shall require or imply an obligation by ebaseOne to hire or otherwise employ employees, contractors or other personnel who have been employed or engaged by Customer to provide services similar or identical to the Services.

Customer agrees that beginning on the Effective Date of this ASPA, it will not knowingly hire, interview, solicit an application from, or sub-contract work to any current employee of ebaseOne without ebaseOne's specific, written permission. This agreement extends for one (1) year after an individual ceases
to be an employee of ebaseOne.   This agreement is valid until one (1) year
after the end of this ASPA.

If Customer breaches this Article 1.7, it agrees to pay ebaseOne one payment in an amount to equal 35% of the employee's current annual salary, whether or not such employee has been employed by ebaseOne for a period of one year.

1.8  PAYMENT

Customer shall pay ebaseOne in accordance with the "Terms" set forth in this Article. Payment for Services will be due ten (10) days after the date of an ebaseOne invoice "Due Date."

ebaseOne may charge interest, which Customer shall promptly pay, on all amounts not paid prior to the Due Date. Interest shall accrue at a rate of 1.5% monthly, beginning on the thirty-first (31st) day after the invoice date, and ending on receipt of payment. If the above rate exceeds the maximum amount permitted under applicable law, the maximum amount permitted under applicable law will accrue. If unpaid amounts are collected through legal proceedings or by a collection agent, Customer shall pay all costs and attorneys' fees related to such collection. Payment of fees in one invoice shall not be set off or withheld against fees payable in connection with any other invoice. Customer shall be considered to be in Default if it fails to make payments prior to the Due Date.

Unless otherwise agreed in writing by Customer and ebaseOne, Customer shall pay any and all taxes, fees, tariffs, or other levies (other than taxes on ebaseOne's income) imposed by any government, governmental unit or similar authority with respect to the charges made or payments received in connection with the Services.

2.0  PERFORMANCE PROVISIONS

2.1  PROJECT MANAGERS

Customer and ebaseOne shall appoint Project Managers with all necessary authority and responsibility to carry out day-to-day operations under this ASPA. Communication between Customer and ebaseOne will flow primarily through the Project Managers or their designees. Project Managers may be appointed by title (e.g. Data Center Managers) or name at the discretion of the appointing Party.

2.2  SUB-CONTRACTING

ebaseOne may sub-contract any part of the Services to be provided to Customer under this ASPA. ebaseOne shall retain responsibility for provision of the Services, and Customer shall direct all communications to ebaseOne.

Customer may sub-contract performance under this ASPA to a third party provided:
(a) the third party is not a current or potential competitor of ebaseOne, (b) Customer retains all responsibilities under this agreement, (c) such sub-contract would not cause Customer to be in breach of its obligations under any third-party agreements or licenses, and (d) Customer provides ebaseOne with ninety (90) days advance notice of such sub-contract.

2.3  ASSIGNMENT OF SERVICES

This ASPA is non-transferable without the prior, mutual, written agreement of both Parties. Notwithstanding anything to the contrary contained in this ASPA, in the event that ownership of ebaseOne is materially changed through merger, acquisition or other change in control, ebaseOne may assign its rights and obligations under this ASPA to its successor without the consent of Customer.
In the event that ownership of Customer is materially changed through merger, acquisition or other change in control, Customer may assign its rights and obligations under this ASPA to its successor with the prior written consent of ebaseOne. ebaseOne shall not unreasonably withhold its consent to such assignment provided that Customer's successor is not a current or potential competitor of ebaseOne, and Customer's successor agrees to assume the rights and responsibilities of Customer in writing within thirty (30) days after such change in control. If Customer's successor does not provide written notification within the time period specified, ebaseOne may terminate this ASPA as a Customer Termination for Convenience in accordance with Section 3 of this ASPA.

2.4  TRANSFER OF SOFTWARE LICENSES

Unless specifically agreed in the applicable Service Order, ebaseOne will not transfer, or accept the transfer of, any Software license or other intellectual property. Any transfer is subject first to the Software license agreement between the Publisher and the licensee, and Customer acknowledges that such transfers are usually severely limited.

Customer acknowledges that any Software that Customer accesses under this ASPA is the property of ebaseOne as licensee from the Publisher. Customer may not:
(a) make use of the Software except in accordance with this ASPA; (b) allow any third party to use, access, or view the Software; (c) represent itself as the licensee of the Software in any way (e.g. for upgrades, credits or other promotions); or (d) violate any Software license agreement between ebaseOne and Publishers.

2.5  FORCE MAJEURE

If either party is unable to perform any of its obligations under this ASPA because of natural disaster, acts of God, actions or decrees of governmental bodies not the fault of the affected party (hereinafter referred to as "Force Majeure Event"), the party who has been so affected shall immediately give notice to the other party and shall do everything reasonably possible to resume performance. Upon receipt of such notice, all performance obligations under this ASPA shall be immediately suspended, including Customer's obligation to make payment for services which ebaseOne cannot render because of such Force Majeure Event.

In the absence of a Force Majeure Event, ebaseOne shall be excused from performance under this ASPA to the extent that any nonperformance or delay is due to circumstances beyond ebaseOne's reasonable control, which shall be determined in good faith by ebaseOne. ebaseOne is not responsible for nonperformance or delay: (a) arising within the Customer Control Area (CA-C),
(b) due to any use or modification of client Software by Customer, (c) arising from Customer's failure to maintain currency with the Minimum Customer Environment established by ebaseOne, or (d) occasioned by any failure by Customer to render any information, equipment, or assistance required by this ASPA. Upon ebaseOne becoming aware of such circumstance, it will notify Customer immediately. Upon such notification, all Service obligations of ebaseOne under this ASPA are suspended until the circumstance causing nonperformance or delay is rectified.

2.6  CONFIDENTIAL INFORMATION

For purposes of this ASPA, the term "Confidential Information" shall mean all business and technical information and documentation, including this ASPA, made available, directly or indirectly, by a Party to this ASPA and its Affiliates (the "Discloser") to another Party to this ASPA and its Affiliates (the "Recipient"), including any Software, Data, processes, documentation, and other information, that is regarded by the Discloser as confidential or proprietary and that:

(a) Is communicated to the Recipient in written or other tangible form with reasonable written warning that such information is considered confidential or proprietary, or

(b) Is disclosed to the Recipient orally or by inspection with reasonable warning at the time of disclosure that such information is considered confidential or proprietary.

During the Initial Term, any Renewal Terms, and for a period of three (3) years thereafter, all Confidential Information disclosed to a Recipient in the course or conduct of the Services shall be kept in confidence and shall not be divulged by the Recipient.

Nothing contained in this ASPA will in any way restrict or impair a Party's right to use, disclose, or otherwise deal with any information which:

   . Was in the Recipient's possession, without obligation of confidentiality, prior to the Recipient's first receipt of the corresponding information.

   . Is now or hereafter becomes, through no act or failure to act on the Recipient's part, generally available to the public on a non-confidential basis.

   . Was heretofore or is hereafter made available on an unrestricted basis to the Recipient from a source other than the Discloser, which source legally and properly received and disclosed the Confidential Information.

   . Becomes available on an unrestricted basis to a third party knowingly from the Discloser.

   . Is hereafter independently developed by or for the Recipient or an Affiliate thereof by someone who had no access, directly or indirectly, to the Discloser's Confidential Information.; or

   . Is released for disclosure with the Discloser's written consent.

2.7  INTELLECTUAL PROPERTY RIGHTS

ebaseOne remains free to provide similar services to other customers. While providing the Services, ebaseOne may develop inventions, technologies, methods, techniques, trade secrets, know how and other intellectual property concerning, without limitation, the provision of remote computer services, information technology services, telecommunications, data networks and data center management (collectively "IP"). Except as provided herein, ownership of all intellectual property rights and all other right, title, and interest in all IP shall automatically vest in and remain the exclusive property of ebaseOne.

ebaseOne shall defend at its sole expense legal proceedings brought against Customer claiming infringement of copyright, trademark, patent, or trade secret or other intellectual property rights based upon any method, material or equipment (excluding any such method, material or equipment provided by Customer to ebaseOne) used or provided by ebaseOne in performance of the Services, and ebaseOne shall indemnify and hold Customer harmless from and against any judgment by a court of competent jurisdiction for damages arising from any such claim, provided that ebaseOne shall have no liability or obligation to Customer under these terms for infringement of any patent, intellectual property or other proprietary right or claim thereof: (a) based upon ebaseOne's compliance with Customer's specifications or any method, material or equipment provided by Customer to ebaseOne; (b) unless ebaseOne is notified promptly in writing by Customer of each notice and communication regarding such claim and is given the complete authority, information and assistance necessary for such defense; (c) unless ebaseOne is given sole control of the defense of any action on such claim and of all negotiations for its settlement or compromise; or (d) if Customer makes any statement or admission admitting liability or infringement.

Customer represents and warrants that any and all Data, Software, Hardware, other services, information, documents, materials, supplies and equipment provided by it to ebaseOne, or any method, process or technique which Customer requires ebaseOne to use, is the rightful property of Customer and Customer has full right to supply such items to ebaseOne. Customer agrees to defend, indemnify and hold ebaseOne harmless from and against any damage, loss, cost and/or expense (including attorneys' fees) resulting from a breach of this representation and warranty.

2.8  DISPUTE RESOLUTION

The Dispute Resolution process contained herein is intended to address major disputes that affect the ASPA. Minor disputes are addressed through expedited procedures, contained in the applicable ebaseOne Service Order. Only upon exhaustion of these expedited procedures will this Dispute Resolution provision be used. This provision is intended to address issues related to performance, payment, or other operational concerns. Nothing within this provision limits either Party's right to terminate the ASPA for Default in accordance with the relevant provision below.

Upon completion of the appropriate expedited procedure, each Project Manager (from ebaseOne and Customer) will forward the dispute to an appropriate executive (vice-president, partner, or owner.) On behalf of ebaseOne an appropriate executive is defined as the Vice President for Technology Operations or his/her designee at a similar level. Once the dispute is forwarded, ebaseOne's executive will contact the Customer executive within five (5) working days. Both parties agree that their executives will prioritize the resolution of the dispute, and work in good faith to resolve it.

If the dispute is not resolved within a reasonable period of time (thirty (30) days after first communication) then the Parties may (a) issue a cure notice if the dispute alleges a breach of this ASPA, (b) elevate the dispute to the chief executives of the Parties, and (c) submit the dispute for arbitration in accordance with the relevant provision of this ASPA. Both Parties agree that all materials or discussions in connection with this Dispute Resolution provision is confidential, and may not be disclosed to any third party without the prior consent of the other Party.

Both Parties agree that any arbitration or legal action must be brought within twelve (12) months after the first occasion of the event, which gives rise to the dispute.

2.9  ARBITRATION

Upon exhaustion of the expedited procedures and Dispute Resolution provisions of this ASPA, any controversy or claim arising out of or relating to this ASPA, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"), by one or more arbitrators chosen in accordance with the Rules. Arbitration shall be initiated by written demand by the Party seeking arbitration. This agreement to arbitrate shall be specifically enforceable only in the District Court of Harris County, Texas. A decision of the arbitrator or arbitrators shall be final, conclusive and binding on both Parties, and judgment may be entered thereon in the District Court of Harris County, Texas, to enforce such decision and the benefits thereof. Upon appointment, the arbitrators shall then proceed to decide the arbitration subjects in accordance with the Rules. Any arbitration held in accordance with this paragraph shall be private and confidential and no person shall be entitled to attend the hearings except the arbitrator(s), the stenographer, if one is requested, the Parties, the Parties' attorneys, and any designated representatives of the Parties. The matters submitted for arbitration, the hearings and proceedings thereunder and the arbitration award shall be kept and maintained in strictest confidence by both Parties and shall not be discussed, by any persons. On request of either Party, the record of the proceeding shall be sealed and may not be disclosed except insofar, and only insofar, as may be necessary to enforce the award of the arbitrators and any judgment enforcing such award.

3.0  TERMINATION PROVISIONS

3.1  TERMINATION FOR CONVENIENCE

Either Party may terminate this ASPA, or any Service Order entered into pursuant to this ASPA, with 180 days written notice to the other Party ("Termination for Convenience"). Termination for Convenience may be partial (i.e. a single Service Order), or complete (i.e. the ASPA and all Service Orders.) If Customer initiates such termination ("Customer Initiated Termination"), eighty percent (80%) of all remaining Service fees for all outstanding Service

Orders that are terminated pursuant to the Customer Initiated Termination will be due and payable on the effective date of such termination. If ebaseOne initiates such termination, Service fees for all outstanding Service Orders will be due and payable until the effective date of termination; Service fees for the remainder of the Term (except for any Termination Assistance Services requested by Customer) are waived by ebaseOne.

3.2  TERMINATION FOR DEFAULT

If either Party Defaults in the performance of any of its material obligations under this ASPA, and such Default is not cured within thirty (30) days after written notice is sent by the non-Defaulting Party specifying, in reasonable detail, the nature of the Default, the non-Defaulting Party may, upon further notice to the Defaulting Party, terminate this ASPA for Default. Such termination, if made by Customer, may only be for the specific Service Order, which Customer believes ebaseOne has Defaulted on.

If the Defaulting Party is, at the sole discretion of the non-Defaulting Party, making reasonable efforts to cure the Default, then the non-Defaulting party may extend the cure period from thirty (30) days after initial notification to sixty
(60) days.

Notwithstanding the above, any breach by Customer of Articles 1.6, 1.8, 2.2, 2.4, 2.6, 2.7, 2.8, or 2.9 may be cause for immediate termination of this ASPA for Default at the sole discretion of ebaseOne.

3.3  TERMINATION FOR INSOLVENCY

If either party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or if either party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing, then the other Party, by giving notice to such Party, may terminate the ASPA as of a date specified in such notice of termination.

3.4  GENERAL TERMINATION PROVISIONS

Subject to the terms of this ASPA, any termination shall become effective in the manner specified in the notice of termination. On issuance by or receipt of such notice to ebaseOne, ebaseOne shall, unless the notice of termination directs otherwise, discontinue the Services and the placing of orders in connection with the performance of the Services as of the effective date of the termination. ebaseOne shall make reasonable efforts to effect cancellation of all existing commitments upon reasonable terms and shall thereafter do only such work as may be necessary to preserve and protect the Services already in progress and to protect all equipment, Software, Data, processes, staff, licenses and materials.

If Customer terminates this ASPA in a manner not in accordance with the Termination for Convenience Article above, or if ebaseOne terminates for Default or for Insolvency, the following provision shall apply:

Customer shall assume and become liable for cost of payment for all Services performed and all stranded costs that ebaseOne may have until the effective date of termination in good faith undertaken or incurred in connection with this ASPA and in accordance with the terms thereof. Further, all remaining Service fees (including maximum allowable annual escalations, if any) due from the effective date of termination until the end of the Term shall become immediately due and payable to ebaseOne in accordance with this ASPA.

3.5  TERMINATION ASSISTANCE

Upon the expiration or termination of this ASPA for any reason save Default or Insolvency, ebaseOne shall, upon Customer's request, for up to ninety (90) days following the expiration or termination effective date provide the following "Termination Assistance Services" at then current ebaseOne list prices:

 . Provision of transition services to the extent agreed between Customer and ebaseOne

 . Reasonable cooperation with Customer in effecting an orderly transfer of the Services to a third party or the resumption of the Services by Customer

Customer acknowledges that such Termination Assistance Services do not include any work by ebaseOne in the Customer Control Area, including, without limitation, loading Software on Customer servers, optimizing Customer Networks, or troubleshooting Application problems. The Termination Assistance Services are provided in good faith by ebaseOne to ensure that Customer Data managed by ebaseOne is transferred by ebaseOne in an orderly and professional manner.

3.6  SOLE TERMINATION PROVISIONS; SURVIVAL

This ASPA may only be terminated pursuant to the provisions set forth in this
Article 3.  The following provisions will survive the termination of this ASPA:
1.8, 2.6, 2.7, 2.8, 2.9, and Article 4.

4.0  RISK PROVISIONS

4.1  INDEMNIFICATION

The term "Customer And Its Interests" shall mean Customer and all companies or enterprises controlled by, controlling or under common control with Customer, contractors and sub-contractors of Customer; and, with respect to each and all of the foregoing, each and all of their respective directors, trustees, managers, officers, employees, servants, agents, attorneys and underwriters.

The term "ebaseOne and Its Interests" shall mean ebaseOne and all companies and enterprises controlled by, controlling, or under common control with ebaseOne, Affiliates, contractors and sub-contractors of ebaseOne; and, with respect to each and all of the foregoing, each and all of their respective directors, trustees, managers, officers, employees, servants, agents, attorneys and underwriters.

4.1.1  EBASEONE INDEMNITY OBLIGATION TO CUSTOMER

ebaseOne shall, with respect to the performance of this ASPA, indemnify and hold Customer And Its Interests harmless from and against any and all liability, and against any and all claims, judgments, penalties, fines, demands, proceedings and causes of action resulting from damage to any of ebaseOne's computer Software, Hardware, or Data which may result from any inadvertent and unintentional security breach or transmission of a computer virus or other disabling Software by Customer And Its Interests.

4.1.2  CUSTOMER'S INDEMNITY OBLIGATION TO EBASEONE

Customer will indemnify and hold ebaseOne and Its Interests harmless from and against any and all costs, liabilities, losses, and expenses (including, but not limited to, reasonable attorneys' fees and fees of experts) arising out of any claim, suit, action or proceeding (each, an "Action"), and Customer will pay any settlement reached or judgment entered thereon against ebaseOne and Its Interests, to the extent such Action arises from an allegation that any of the following has occurred or will occur:

   . with respect to the Customer's Data, Software, business, materials, or other assets: (A) infringement of any intellectual property rights; (B) misappropriation of any intellectual property rights; (C) defamation, libel, slander, obscenity, pornography, or violation of the rights of privacy or publicity; or (D) flaming, spamming, or any other offensive, harassing or illegal conduct or violation of any Rules and Regulations implemented by ebaseOne from time to time; or

   . any damage or destruction to the CA-C or the equipment of ebaseOne by Customer and Its Interests resulting from Customer and Its Interests negligence or willful misconduct; or

   . any other damage arising from the Customer Data, Software, business, materials, or other assets, except to the extent such damage is caused by ebaseOne and Its Interests gross negligence or willful misconduct.

4.1.3  INFRINGEMENT INDEMNIFICATION

Both Parties acknowledge that ebaseOne has no responsibility to indemnify Customer against any claim of patent, copyright, trademark or trade secret infringement related to the Applications hosted by ebaseOne for Customer.

4.2  WARRANTIES

ebaseOne will make best efforts to provide the Services in accordance with the applicable Service Order. ebaseOne makes no other warranties except as specified herein.

ebaseOne does not guarantee against, and the Services and this ASPA are not provided or priced as insurance coverage for any loss of or damage to Customer and Its Interests Data, information or other assets. ebaseOne's liability for any such loss or damage shall be limited as outlined in this ASPA. Customer acknowledges that ebaseOne has set its prices and entered into this ASPA in reliance upon the limitations of liability and the disclaimers of warranties and damages set forth herein, and that the same form an essential basis of the bargain between the Parties. The Parties agree that the limitations and exclusions of liability and disclaimers specified in this ASPA will survive and apply even if found to have failed of their essential purpose.

Customer acknowledges that it is accepting the Services "as is", that ebaseOne makes no representation or warranty, express or implied, of any kind or description in respect thereto, and that such Services are delivered with the explicit understanding and agreement that any action Customer and Its Interests may take based on the Services received shall be at its own risk and responsibility and Customer shall have no claim against ebaseOne as a consequence thereof. ebaseOne does not make, and hereby disclaims, any and all other express and/or implied warranties, including, but not limited to, warranties of merchantability, fitness for a particular purpose, and non-infringement, and any warranties arising from a course of dealing, usage, or trade practice. ebaseOne does not warrant that the Services provided hereunder will be uninterrupted, error-free, or completely secure.

Customer confirms that ebaseOne has made no promise or statement regarding the Services that is inconsistent with this ASPA, or that has created or amounted to a warranty that the Services would conform to any such promise or statement, and ebaseOne specifically disclaims any and all warranties regarding the same.

ebaseOne will not as part of the Service verify or warrant the accuracy or completeness of Customer and Its Interests Data, business processes or ancillary Software.

ebaseOne does not warrant the accuracy of Data transmitted into ebaseOne by electronic processes and will not be responsible for accidental or intentional interception of Data by others unless such accidental or intentional interception of Data is due to ebaseOne's gross negligence or intentional misconduct.

Customer represents and warrants that it owns or has the legal right and authority, and will continue to own or maintain the legal right and authority during the term of this ASPA to use, modify, transmit, and distribute the Customer Data without infringing, misappropriating, or otherwise violating any intellectual property rights of any third party.

Customer is familiar with the laws and regulations applicable to Customer's business. Customer represents and warrants that Customer's business does not as of the date of execution of this ASPA, and will not during the term of this ASPA, contain or transmit any material that would violate any applicable local state, national, foreign or international law. In the event of any breach, or reasonably anticipated breach, of such warranty, in addition to any other remedies available at law or in equity, ebaseOne will have the right after notice to Customer with an adequate opportunity to cure based on the specific circumstances, in ebaseOne's sole discretion: (i) to terminate or restrict access to any such materials in any manner, and/or (ii) to suspend any related Services provided ebaseOne takes the minimal action(s) necessary to address the specific violation.

4.3  LIMITATION OF LIABILITY

ebaseOne assumes no liability for any damage to, or loss of, any Customer Data resulting from any cause whatsoever, except as a result of ebaseOne's gross negligence or willful misconduct.

Notwithstanding anything to the contrary contained in this ASPA, in no event shall ebaseOne be liable for damages of any kind resulting from or arising out of this ASPA or the use by Customer and Its Interests of the Services, including, without limitation, loss of use, loss of Data, loss of assets, loss of profit, loss of business, or business interruption, regardless of the form of action upon which a claim for such damages may be based, whether in contract, tort (including negligence), strict product liability or any other legal or equitable theory.

Notwithstanding anything to the contrary contained in this ASPA, ebaseOne's cumulative liability for damages of any kind resulting from or arising out of this ASPA or the use by Customer and Its Interests of the Services, including, without limitation, loss of use, loss of Data, loss of assets, loss of profit, loss of business, or business interruption, regardless of the form of action upon which a claim for such damages may be based, whether in contract, tort (including negligence), strict product liability or any other legal or equitable theory, shall not exceed the aggregate amount invoiced for the Services rendered during the preceding twelve (12) months.

This limitation shall apply even if any limited remedy fails in its essential purpose.

4.4  INSURANCE

During the term of this ASPA, Customer agrees that it will maintain insurance coverage as Customer deems necessary to protect it against damages suffered as a result of interruption of Service, loss of Data, Force Majeure, or any other inability of ebaseOne to comply with the terms of this ASPA.

As specified in the applicable Service Order, either Party may position Hardware or Software on the other's site. Each Party assumes responsibility for loss of or damage to the other Party's Hardware or Software located at its site, and agrees to retain insurance coverage as necessary to replace or repair the Hardware or Software upon such loss or damage.

5.0  OTHER PROVISIONS

5.1  SAVING CLAUSE

In the event any provision, clause, sentence or part of this ASPA is inconsistent with or contrary to any applicable law, the same shall be deemed to be modified to the extent required to comply with said law and as modified shall continue in full force and effect. The unenforceability of a provision hereunder shall have no effect upon the remaining provisions, which shall continue in full force and effect.

5.2  GOVERNING LAW

These Terms shall be governed by the laws of the State of Texas. Any action arising under or pertaining to this ASPA will be brought in Harris County, Texas.

5.3  INJUNCTIVE RELIEF

Customer acknowledges that money damages shall not be a sufficient remedy for any material breach by Customer of the obligations set forth in Provisions 1.6, 1.8, 2.2, 2.4, 2.6, or 2.7 of this ASPA. In the event of such a material breach, ebaseOne will be entitled to seek injunctive or other equitable relief.

5.4  SURVIVAL

All provisions of this ASPA, which by their nature extend beyond the term of performance of Services shall survive such term until fulfilled, and shall be binding upon each Party's successors and assigns.

5.5  FURTHER ASSURANCES

The Parties covenant and agree that, subsequent to the execution and delivery of this ASPA and without any additional consideration, each of Customer and ebaseOne will execute and deliver any further legal instruments and perform any administrative acts which are or may become reasonably necessary to accomplish the purposes of this ASPA.

This ASPA constitutes the entire understanding between the parties and supersedes all other terms with respect to the subject matter hereof whether express or implied by law. No modification of this ASPA shall be of any force or effect unless in writing and signed by an authorized signatory of each Party. Failure to enforce any or all of this ASPA in a particular instance or instances shall not constitute a waiver thereof or preclude subsequent enforcement thereof

5.6  NOTICES

All notices required by this ASPA will be deemed given when they are:

 . Deposited postage paid in the US Registered or Priority Mail, to the address below with return receipt requested

 . Deposited postage paid with a courier (e.g. Federal Express) to the address below with a tracking number

 . Faxed to the facsimile number below with a return fax confirming receipt of the notifying fax
Either Party may change their contact information at any time with five (5) days written notice to the other Party.

EBASEONE CORPORATION ("EBASEONE")                 PAPERCHASER.COM, INC. ("CUSTOMER")
6060 Richmond Avenue, Houston, TX  77057          5450 Northwest Central, Suite 220,
                                                  Houston, Texas 77092
Telephone (for Couriers only, no Notices):
                    (713) 975-8700                Telephone (for Couriers only, no Notices): 713-341-9500
Facsimile Number:   (713) 781-5535                Facsimile Number:

PAYMENTS TO:
Address:                                          INVOICES TO:
Accounts Receivable Telephone:                    Address:
Accounts Receivable Facsimile:                    Accounts Payable Telephone:
                                                  Accounts Payable Facsimile:
---------------------------------------------------------------------------------------------------------

5.7  ACKNOWLEDGEMENT

The Parties agree that the terms and conditions of this ASPA shall not be construed in favor of or against any Party by reason of the extent to which any Party or its professional advisors participated in the preparation of this ASPA. Further, both Parties acknowledge that the provision headings and article titles contained within this ASPA are for reference purposes only.

5.8  ORDER OF PRIORITY

Both Parties agree that in the event of any conflict between terms contained in the ASPA, the following order of priority is established: (a) signed Amendments to the ASPA, (b) the ASPA, and (c) Service Orders executed by ebaseOne and Customer.

6.0   EXECUTION

By signatures below, the individuals represent and warrant that they are authorized to bind the stated principles.

EBASEONE CORPORATION ("EBASEONE")                                    PAPERCHASER.COM, INC  ("CUSTOMER")

By:                                                                  By:
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(Signature)                                                                     (Signature)

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Name (Type or Print)                                                 Name (Type or Print)

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Title                                                                Title
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Date                                                                 Date